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                                                                    EXHIBIT 4.10

================================================================================

                               CUSTODIAL AGREEMENT

                                      among

                                 CITIBANK, N.A.,
                              as Indenture Trustee,

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                  as Custodian

                                  Dated as of -

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                                TABLE OF CONTENTS

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                                                                                                 PAGE
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                                          ARTICLE 1
                                         DEFINITIONS

SECTION 1.1.   Incorporation of Definitions by Reference........................................  2

                                          ARTICLE 2
                                  APPOINTMENT OF CUSTODIAN

SECTION 2.1.   Appointment of Custodian.........................................................  2
SECTION 2.2.   Custodian not subject to direction of Trustee....................................  2

                                          ARTICLE 3
                            DELIVERY OF ING USA FUNDING AGREEMENTS

SECTION 3.1.   Delivery of ING USA Funding Agreements...........................................  2
SECTION 3.2.   Limited Interest of Trusts.......................................................  3
SECTION 3.3.   Security Interest of Indenture Trustee...........................................  3
SECTION 3.4.   Indenture Trustee Covenant to Abide by Custodial Agreement.......................  3

                                          ARTICLE 4
                  INSPECTION OF ING USA FUNDING AGREEMENTS, BOOKS AND RECORDS

SECTION 4.1.   Inspection of ING USA Funding Agreements.........................................  3
SECTION 4.2.   Inspection of Books and Records..................................................  3

                                          ARTICLE 5
                                    DUTIES OF CUSTODIAN

SECTION 5.1.   General..........................................................................  3
SECTION 5.2.   Merger, Conversion or Consolidation of Custodian.................................  5
SECTION 5.3.   Compliance with Writs, Orders or Decrees.........................................  5
SECTION 5.4.   Delegation of Duties.............................................................  6
SECTION 5.5.   No Constructive Knowledge........................................................  6
SECTION 5.6.   Reliance.........................................................................  6
SECTION 5.7.   Release of ING USA Funding Agreements............................................  6
SECTION 5.8.   Limitations of Custodian Responsibility..........................................  6
SECTION 5.9.   Other Activities of the Custodian................................................  7

                                          ARTICLE 6
                                  FEES AND COMPENSATION

SECTION 6.1.   Compensation, Expenses and Indemnification.......................................  8
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                                           ARTICLE 7
                       REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTODIAN

SECTION 7.1.   Representations and Warranties of Custodian.....................................   8
SECTION 7.2.   Covenants of Custodian..........................................................   9

                                          ARTICLE 8
                                         TERMINATION

SECTION 8.1.   General.........................................................................   9
SECTION 8.2.   Termination by Custodian........................................................  10
SECTION 8.3.   Termination by Indenture Trustee Without Cause..................................  10
SECTION 8.4.   Termination by Indenture Trustee for Cause......................................  10
SECTION 8.5.   Liabilities After Termination...................................................  11
SECTION 8.6.   Appointment of Successor Custodian..............................................  11
SECTION 8.7.   Rights and Remedies of Indenture Trustee Regarding Termination..................  11
SECTION 8.8.   Actions Upon Termination........................................................  12

                                          ARTICLE 9
                              LIMITATION OF TRUSTEE LIABILITY

SECTION 9.1.   Trustee Liability...............................................................  12

                                          ARTICLE 10
                                     GENERAL PROVISIONS

SECTION 10.1.  Binding Effect; Successors, Transferees and Assigns.............................  13
SECTION 10.2.  Amendments......................................................................  13
SECTION 10.3.  Assignment of ING USA Funding Agreements........................................  13
SECTION 10.4.  Notices.........................................................................  13
SECTION 10.5.  Address of Custodian............................................................  14
SECTION 10.6.  Waiver of Certain Rights........................................................  14
SECTION 10.7.  Provisions Separable............................................................  15
SECTION 10.8.  Governing Law...................................................................  15
SECTION 10.9.  Waiver of Jury Trial............................................................  15
SECTION 10.10. Headings Not to Affect Interpretation...........................................  15
SECTION 10.11. Counterparts....................................................................  15
SECTION 10.12. Acknowledgment of Multiple Roles................................................  15

EXHIBIT A      CERTIFICATE REGARDING CUSTODY OF THE FUNDING AGREEMENT
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            THIS CUSTODIAL AGREEMENT (this "CUSTODIAL AGREEMENT") is entered into as of [.], among U.S. BANK NATIONAL ASSOCIATION, a national banking association, acting as Custodian (the "CUSTODIAN"), CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, not in its individual capacity but solely as the Indenture Trustee (the "INDENTURE TRUSTEE") for one or more series of the Notes (as defined below), each to be issued by a common law trust (each a "TRUST") organized in connection with the Program (as defined in the Indenture (as defined below)), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE") on behalf of each Trust organized in connection with the Program.

            WHEREAS, the Program provides for the continuous issuance of one or more series of medium term notes (the "NOTES") pursuant to one or more separate Indentures for each series of Notes among the relevant Trust and other parties named therein, as each may be amended, modified, restated, supplemented and/or replaced from time to time (the "INDENTURE");

            WHEREAS, in connection with the issuance and sale of the Notes, each Trust will purchase from ING USA Annuity and Life Insurance Company ("ING USA") one or more Funding Agreements (as defined in the Indenture) relating to Notes issued by such Trust (each such Funding Agreement, an "ING USA FUNDING AGREEMENT");

            WHEREAS, to secure the full and punctual payment of the Secured Obligations (as defined in the Indenture) in accordance with the terms thereof and to secure the performance of each Trust's obligations under the related Notes and Indenture, each Trust will assign and pledge the related ING USA Funding Agreement to the Indenture Trustee for the ratable benefit of each Holder (as defined in the Indenture) pursuant to Section 4.01 of the Indenture;

            WHEREAS, the parties desire that each ING USA Funding Agreement be held in the State of Colorado at all times prior to the occurrence and continuance of an Event of Default (as defined in each such ING USA Funding Agreement);

            WHEREAS, each Trust and the Indenture Trustee desire that the Custodian be appointed as custodian for the Indenture Trustee, to hold in safe custody for the benefit of the Indenture Trustee, on the terms and conditions provided in this Custodial Agreement, each ING USA Funding Agreement issued to such Trust in connection with the Notes issued by such Trust and pledged and assigned by such Trust to the Indenture Trustee for the ratable benefit of each Holder pursuant to Section 4.01 of the Indenture; and

            WHEREAS, the Custodian has the power and ability sufficient to undertake and to discharge the duties accepted by it under this Custodial Agreement;

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            NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            SECTION 1.1. Incorporation of Definitions by Reference. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Standard Indenture Terms filed as an exhibit to the registration statement concerning the Program.

                                   ARTICLE 2
                            APPOINTMENT OF CUSTODIAN

            SECTION 2.1. Appointment of Custodian. In accordance with, and pursuant to, the Indenture, the Indenture Trustee hereby appoints the Custodian and the Custodian hereby acknowledges and agrees that it will act as custodian for the benefit of the Indenture Trustee and the Holders with respect to each ING USA Funding Agreement that is pledged and collaterally assigned to the Indenture Trustee pursuant to the Indenture for the relevant series of Notes, and that comes into the physical custody or possession of the Custodian under this Custodial Agreement, until the earlier of (a) such time when the Indenture Trustee notifies the Custodian in writing to the contrary, whereupon such physical custody and possession of each ING USA Funding Agreement specified in such notice will be transferred to the Indenture Trustee or another Person in the manner directed by the Indenture Trustee and (b) the termination of this Custodial Agreement. Acceptance by the Custodian of this appointment is conclusively evidenced by its execution of this Custodial Agreement.

            SECTION 2.2. Custodian not subject to direction of Trustee. In no event shall the Custodian, in such custodial role, be construed to be subject to the direction of the Trustee, on behalf of any Trust, or deliver any such ING USA Funding Agreement to the Trustee, on behalf of any Trust, without the express written consent of the Indenture Trustee.

            SECTION 2.3. Custodian not Agent of Indenture Trustee. The Custodian is an independent contractor in relation to, and not an agent of, the Indenture Trustee, and shall have no authority to act for or represent the Indenture Trustee except as expressly set forth herein.

                                   ARTICLE 3
                     DELIVERY OF ING USA FUNDING AGREEMENTS

            SECTION 3.1. Delivery of ING USA Funding Agreements. The Indenture Trustee shall, for safekeeping, deposit each ING USA Funding Agreement with and deliver each ING USA Funding Agreement into, or cause each ING USA Funding Agreement to be deposited with and delivered into, the actual exclusive and continuous possession and control of the Custodian as custodian of the Indenture Trustee.

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            SECTION 3.2. Limited Interest of Trusts. Each Trust shall retain and reserve only such interests, claims or rights in the ING USA Funding Agreements issued to such Trust as are set forth herein, in the Indenture and in the letters or other such documents as are used to effect such Trust's pledge and collateral assignment of the applicable ING USA Funding Agreement to the Indenture Trustee and to record ING USA's acknowledgement thereof.

            SECTION 3.3. Security Interest of Indenture Trustee. Delivery of any ING USA Funding Agreement to the Custodian shall, without any further act or condition, constitute conclusive evidence against the relevant Trust to which it was issued and all third parties of the Indenture Trustee's security interest therein.

            SECTION 3.4. Indenture Trustee Covenant to Abide by Custodial Agreement. The Indenture Trustee hereby covenants that, at all times prior to an Event of Default and so long as it retains a security interest or other ownership interest in a Funding Agreement, it will take no action to terminate or to cause the termination of this Custodial Agreement, and it will abide by the requirement herein that the physical custody and possession of each such Funding Agreement be at the location provided in Section 10.5 hereof or at such other location within the State of Colorado designated by the Custodian.

                                   ARTICLE 4
           INSPECTION OF ING USA FUNDING AGREEMENTS, BOOKS AND RECORDS

            SECTION 4.1. Inspection of ING USA Funding Agreements. So long as any Notes are Outstanding, the Indenture Trustee and the Trustee on behalf of each applicable Trust that issued such Notes, by or through their attorneys, agents or employees, shall each be entitled, but shall be under no obligation, at any mutually agreeable time, during normal business hours, at the expense of such Trust, upon two Business Days' notice to the Custodian, to examine and audit each ING USA Funding Agreement held by the Custodian.

            SECTION 4.2. Inspection of Books and Records. The Custodian shall maintain appropriate books and records relating to services performed by it with respect to each ING USA Funding Agreement and, so long as any Notes are Outstanding, the Indenture Trustee and the Trustee on behalf of each applicable Trust, by or through their attorneys, agents or employees, shall each be entitled, but shall be under no obligation, at any mutually agreeable time, during normal business hours, at the expense of such Trust, upon two Business Days' notice to the Custodian, to examine such books and records.

                                    ARTICLE 5
                               DUTIES OF CUSTODIAN

            SECTION 5.1. General. The Custodian shall:

      (a) on behalf of the Indenture Trustee, accept and hold each ING USA Funding Agreement in the State of Colorado at its address indicated in Section 10.5 hereof as custodian of the Indenture Trustee, subject to the provisions of

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            this Custodial Agreement, the Indenture and each such ING USA
            Funding Agreement;

      (b) have and maintain open, notorious, continuous, active and exclusive possession, dominion and control over each ING USA Funding Agreement delivered to it under this Custodial Agreement, subject only to the rights and interest of the Indenture Trustee and the Trust to which it was issued;

      (c) from time to time, certify the receipt of each ING USA Funding Agreement as may be reasonably requested by the Indenture Trustee or the Trustee on behalf of each applicable Trust to which it was issued;

      (d) from time to time upon request by (i) the Indenture Trustee or (ii) the Trust and the Indenture Trustee, submit such information and take such action as may be reasonably required by the Trustee on behalf of each applicable Trust or the Indenture Trustee to assure that each ING USA Funding Agreement is maintained in a proper and secure condition;

      (e) upon receipt of any ING USA Funding Agreement, issue to the Indenture Trustee and the Trustee on behalf of the applicable Trust a certificate relating to the relevant ING USA Funding Agreement in substantially the form of Exhibit A attached hereto, which is made a part hereof;

      (f) upon its receipt of written notice from the Indenture Trustee that an Event of Default has occurred with respect to any ING USA Funding Agreement and at the written direction of the Indenture Trustee, deliver each such ING USA Funding Agreement to the Indenture Trustee;

      (g) at its own expense, maintain at all times during the term of this Custodial Agreement and keep in full force and effect (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance; provided, that such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by financial institutions that act as custodians in similar transactions;

      (h) unless otherwise specified herein, in providing services hereunder with respect to any ING USA Funding Agreement, follow the written instructions received from the Indenture Trustee;

      (i) exercise the same reasonable care and diligence in the possession, retention and protection of each ING USA Funding Agreement delivered to it under this Custodial Agreement as it exercises or would exercise toward its own similar property;

      (j) except as otherwise required by applicable law or by a governmental authority with regulatory jurisdiction over the Custodian, maintain the confidentiality of the information provided hereunder and in each ING USA Funding Agreement, and not disclose or in any way communicate such

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            information to third parties without the express written consent of the Trustee, on behalf of the applicable Trust (provided, however, that notwithstanding anything herein to the contrary and except as reasonably necessary to comply with any applicable federal and state securities laws, the Custodian (and each employee, representative or other agent of the Custodian) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Custodian relating to such U.S. federal and state income tax treatment and tax structure, where "tax structure" is any fact that may be relevant to understanding the U.S. federal or state income tax treatment of the transaction);

      (k) request written direction from the Indenture Trustee and rely upon such written direction in the event that (i) any dispute shall arise between the parties with respect to the disposition of the ING USA Funding Agreements held hereunder or (ii) the Custodian shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Custodial Agreement whether because of conflicting demands by the other parties hereto or otherwise; and

      (l) have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Custodial Agreement; provided, that this Custodial Agreement sets forth all matters pertinent to the custodies contemplated hereunder, and no additional obligations of the Custodian shall be inferred from the terms of this Custodial Agreement or any other agreement.

            SECTION 5.2. Merger, Conversion or Consolidation of Custodian. Notwithstanding anything herein to the contrary, any banking association or corporation into which the Custodian may be merged, converted or with which the Custodian may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Custodian shall be transferred, shall succeed to all the Custodian's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

            SECTION 5.3. Compliance with Writs, Orders or Decrees. In the event that any ING USA Funding Agreement shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Custodial Agreement, the Custodian is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event the Custodian obeys or complies

                                       5
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with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

            SECTION 5.4. Delegation of Duties. The Custodian shall not employ any third party institution to carry out any of the services to be provided hereunder without the express written consent of the Indenture Trustee and the Trustee, which consent shall not be unreasonably withheld.

            SECTION 5.5. No Constructive Knowledge. The Custodian shall not be deemed to have knowledge of the occurrence of an Event of Default unless the Custodian receives written notice of such Event of Default from the Indenture Trustee or the Trustee on behalf of the applicable Trust.

            SECTION 5.6. Reliance. In performance of its duties under this Custodial Agreement, the Custodian shall be permitted to rely on any certificate, instrument, document or communication believed by it to be genuine, correct and signed by the proper Person or Persons. The Trustee on behalf of the applicable Trust and the Indenture Trustee shall each execute and deliver to the Custodian a certificate of incumbency for the purpose of establishing the identity of the representatives of the Trustee on behalf of the relevant Trust and the Indenture Trustee entitled to issue instructions or directions to the Custodian on behalf of each such party. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Custodian by the appropriate party. Until such time as the Custodian shall receive a new incumbency certificate, the Custodian shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Custodian.

            SECTION 5.7. Release of ING USA Funding Agreements. Except as consented to by the Indenture Trustee or as otherwise provided in the Indenture and this Custodial Agreement, the Custodian shall not release any ING USA Funding Agreement from its possession without receiving a prior written request duly executed on behalf of the Indenture Trustee.

            SECTION 5.8. Limitations of Custodian Responsibility.

      (a) The Custodian assumes no responsibility under this Custodial Agreement other than to render the services contemplated hereunder.

      (b) The Custodian assumes no responsibility for the effectiveness, genuineness, validity or enforceability of any ING USA Funding Agreement in its custody or for making any inquiry into any such ING USA Funding Agreement.

      (c) The Custodian shall not be liable or deemed to be in default for any failure or delay in performance of any duty in whole or in part arising out of or caused by any of the following: major external flood; earthquake; "act of God"; failure of public utility; act of war; act of terrorism; or rebellion or revolution in the United States.

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      (d)   The Custodian shall not be personally liable for any error in judgment made in good faith by an officer or employee of the Custodian.

      (e) No provision of this Custodial Agreement shall require the Custodian to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Custodian shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

      (f) Under no circumstances shall the Custodian be liable for any representation, warranty, covenant or indebtedness of a Trust or the Indenture Trustee.

      (g) In no event shall the Custodian be liable for (i) acting in accordance with instructions given pursuant to this Custodial Agreement from the Indenture Trustee or, if permitted under this Custodial Agreement, a Trust, (ii) special or consequential damages or (iii) the acts or omissions of the Custodian's nominees, correspondents, designees, agents, subagents or sub-custodians appointed by it without negligence and in good faith.

      (h) In the event that the Custodian is unsure of the course of action to be taken by it hereunder, the Custodian may request instructions from the Indenture Trustee or, if permitted under this Custodial Agreement, the relevant Trust, and to the extent the Custodian follows such instructions in good faith it shall not be liable to any Person. In the event that no instructions are provided within the time reasonably requested by the Custodian, it shall have no duty or liability for its failure to take action or for any action it takes in good faith.

      (i) As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Custodian may for all purposes hereof rely on a certificate, signed by a duly authorized officer or representative of the Indenture Trustee or the relevant Trust as to such fact or matter, and such certificate shall constitute full protection to the Custodian for any action taken or omitted to be taken by it in good faith in reasonable reliance thereon.

            SECTION 5.9. Other Activities of the Custodian.

      (a) Nothing herein shall prevent the Custodian or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to any Trust and its Affiliates, the Indenture Trustee or any other Person or entity to the extent permitted by applicable law.

      (b) It is understood that the Custodian and any of its Affiliates may engage in any other business and furnish custodial services to others.

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      (c)   The Custodian will be free, in its sole discretion, to effect transactions on behalf of itself or for others, which may be the same as or different from those effected under this Custodial Agreement.

      (d) The Custodian shall have the right, but not the obligation to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by the Custodian either in accordance with the advice of such counsel or in accordance with any opinion of counsel to any Trust addressed and delivered to the Custodian. Any expenses of such counsel shall be paid by ING USA in accordance with the Expense and Indemnity Agreement (defined below) to the extent provided therein or in accordance with Section 7.10 of the Indenture to the extent provided therein.

                                    ARTICLE 6
                              FEES AND COMPENSATION

SECTION 6.1. Compensation, Expenses and Indemnification. The Custodian shall be entitled to compensation, expenses and indemnification as set forth in that certain Expense and Indemnity Agreement (the "EXPENSE AND INDEMNITY AGREEMENT") dated as of [.] entered into between the Custodian and ING USA.

                                   ARTICLE 7
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTODIAN

            SECTION 7.1. Representations and Warranties of Custodian. The Custodian hereby represents and warrants to the Indenture Trustee and the Trustee for the benefit of each of the Trusts that:

      (a) it is a national banking association duly organized and validly existing under the laws of the United States and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Custodial Agreement would require, such qualification;

      (b) it, and each Person acting on its behalf, has full power and authority to execute and deliver this Custodial Agreement and to perform all of its obligations under this Custodial Agreement;

      (c) this Custodial Agreement, and each instrument and document required hereunder that was executed and delivered by, or on behalf of, the Custodian, has been executed and delivered by a duly authorized officer of the Custodian; and

      (d) this Custodial Agreement constitutes a valid and legally binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as enforcement may be limited by general principles of equity

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            and bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

            SECTION 7.2. Covenants of Custodian. The Custodian hereby covenants to the Indenture Trustee and the Trustee for the benefit of each of the Trusts that:

      (a) at all times it will maintain physical custody and possession of each ING USA Funding Agreement deposited with it pursuant to the terms of this Custodial Agreement within the State of Colorado at the location specified in Section 10.5 hereof or at such other location within the State of Colorado designated by the Custodian, subject to the provisions of this Custodial Agreement, the Indenture and each such ING USA Funding Agreement;

      (b) each instrument and document required to be executed or delivered by, or on behalf of, the Custodian shall be executed and delivered by a duly authorized officer of the Custodian;

      (c) prior to any affiliation with any of the Trusts in the future that is not contemplated by this Custodial Agreement or any Trust Agreement, it shall notify the Indenture Trustee of any such contemplated affiliation; and

      (d) it shall not institute, or join any other Person in instituting, against any of the Trusts any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued by any Trust in connection with the Program.

                                    ARTICLE 8
                                   TERMINATION

            SECTION 8.1. General. This Custodial Agreement and the duties and responsibilities of the Custodian hereunder shall remain in effect until the occurrence of one or more of the following events:

      (a) delivery to the Custodian by the Indenture Trustee of a written certification signed by the Indenture Trustee that the Trusts have paid and discharged of all obligations to the Indenture Trustee with respect to each of the Notes issued by each Trust and that the Program has been terminated;

      (b) termination of the Indenture and delivery by the Custodian of each ING USA Funding Agreement in its possession hereunder to the Indenture Trustee or as the Indenture Trustee shall direct in writing and certification by the Indenture Trustee that the Program has been terminated; or

      (c) termination of this Custodial Agreement pursuant to Section 8.2, 8.3 or 8.4 hereof.

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            SECTION 8.2. Termination by Custodian. This Custodial Agreement may
be terminated by the Custodian, at any time, and the Custodian may resign, upon 30 days' prior notice to the Trustee on behalf of each Trust and the Indenture Trustee; provided, however, that no termination or resignation pursuant to this
Section 8.2 shall be effective until the date as of which a successor Custodian shall be appointed in accordance with Section 8.6 hereof and shall have agreed in writing to assume all of the Custodian's duties and obligations under this Custodial Agreement.

            SECTION 8.3. Termination by Indenture Trustee Without Cause. This Custodial Agreement may be terminated at any time by the Indenture Trustee, without cause, and the Indenture Trustee may remove the Custodian, upon 30 days' prior notice to the Custodian and each Trust (or such shorter notice as is acceptable to the Custodian and each Trust); provided, however, that no termination or removal pursuant to this Section 8.3 shall be effective until the date as of which a successor Custodian shall be appointed in accordance with
Section 8.6 hereof and shall have agreed in writing to assume all of the Custodian's duties and obligations under this Custodial Agreement.

            SECTION 8.4. Termination by Indenture Trustee for Cause. This Custodial Agreement may be terminated, and the Custodian may be removed, by the Indenture Trustee for cause, upon 10 days' prior notice to the Custodian; provided, however, that no termination or removal pursuant to this Section 8.4 shall be effective until the date as of which a successor Custodian shall be appointed in accordance with Section 8.6 hereof and shall have agreed in writing to assume all of the Custodian's duties and obligations under this Custodial Agreement. For purposes of determining "cause" with respect to any such termination of this Custodial Agreement, such term shall mean any one of the following events:

      (a) the Custodian willfully violates, or takes any action that it knows breaches, any provision of this Custodial Agreement;

      (b) the Custodian breaches in any respect any provision of this Custodial Agreement (other than as specified in paragraph (a) of this Section 8.4) and fails to cure such breach within 30 days of its becoming aware, or its receiving notice from any of the Trusts or the Indenture Trustee, of such breach;

      (c) the Custodian is wound up or dissolved or there is appointed over it, or a substantial portion of its assets, a receiver, administrator, administrative receiver, trustee or similar officer;

      (d) the Custodian: (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Custodian or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Custodian and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Custodian without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and such order remains undismissed for 60 days; or (v) engages in any activity analogous to the activities set forth in clauses (i) through (iv) of this Section 8.4(d) in any applicable jurisdiction; or

      (e) the occurrence of an act by the Custodian that constitutes fraud or criminal activity in the performance of its obligations under this Custodial Agreement, or the Custodian being indicted or convicted for a criminal offense materially related to its primary businesses.

            SECTION 8.5. Liabilities After Termination. If this Custodial Agreement is terminated as provided herein, none of the parties hereto shall have any further liability or obligation to the other parties hereto, except as provided in Sections 5.1(j), 8.6, 8.7 and 8.8 of this Custodial Agreement.

            SECTION 8.6. Appointment of Successor Custodian. Any removal or resignation of the Custodian while any Notes are Outstanding will be effective only upon the appointment (and the acceptance in writing by such successor Custodian) of a successor Custodian by the Indenture Trustee that is an established institution in the State of Colorado which (a) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Custodian hereunder and (b) is legally qualified and has the capacity to act as Custodian hereunder in the assumption of all of the responsibilities, duties and obligations of the Custodian hereunder; provided, however, that if no successor Custodian shall have been appointed and have accepted appointment within ninety (90) days of the giving of any notice of resignation by the Custodian, the Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian. The Trustee, on behalf of each Trust, the Indenture Trustee, the Custodian and the successor Custodian shall take such action (or cause the removed or resigning Custodian to take such action) consistent with this Custodial Agreement as shall be necessary to effectuate any such succession.

            SECTION 8.7. Rights and Remedies of Indenture Trustee Regarding Termination. In the event of removal of the Custodian pursuant to this Custodial Agreement by the Indenture Trustee, the Indenture Trustee shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Indenture Trustee may by notice in writing to the Custodian as provided under this Custodial Agreement terminate all the rights and obligations of the Custodian under this Custodial Agreement (except those that survive termination pursuant to Section 8.5 above). Upon the expiration of any applicable notice period with respect to termination of this Custodial Agreement, all authority and power of the Custodian under this Custodial Agreement, whether with respect to each ING USA Funding Agreement or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor Custodian upon the appointment thereof and the agreement of such successor Custodian to assume the Custodian's duties and obligations under this Custodial Agreement.

            SECTION 8.8. Actions Upon Termination.

      (a) Upon the effective date of termination of this Custodial Agreement, the Custodian shall, as soon as practicable:

            (i) deliver to the Indenture Trustee, the successor Custodian or to such other Person as the Indenture Trustee directs in writing all ING USA Funding Agreements and documents relating thereto then in the custody of the Custodian; and

            (ii) deliver to the Indenture Trustee or successor Custodian an accounting with respect to all books and records it has maintained relating to each ING USA Funding Agreement that was delivered to the Custodian.

      (b) Notwithstanding any such termination, the Custodian shall remain liable to the extent set forth herein (but subject to Section 8.6 hereof) for its acts or omissions hereunder arising prior to termination and for any expenses, losses, claims, damages, judgments, assessments, costs or other liabilities (including reasonable attorneys' fees) in respect of or arising out of a material breach of the representations, warranties or covenants made by the Custodian under this Custodial Agreement or from any failure of the Custodian to comply with the provisions of this Section 8.8.

      (c) The Custodian agrees that, notwithstanding any termination, it shall reasonably cooperate in any proceeding arising in connection with this Custodial Agreement, the Indenture or any ING USA Funding Agreement upon receipt of appropriate indemnification and expense reimbursement.

                                   ARTICLE 9
                         LIMITATION OF TRUSTEE LIABILITY

            SECTION 9.1. Trustee Liability. Notwithstanding any provision hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Custodial Agreement is executed and delivered on behalf of the Trusts by U.S. Bank National Association not individually or personally, but solely as Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the

Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association but is made and intended for the purpose for binding only the Trusts, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of any of the Trusts or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any of the Trusts under this Custodial Agreement or any other related documents; provided, however, that such waivers shall not affect the liability of U.S. Bank National Association (or any entity acting as successor or additional trustee) to any Person under any other agreement to the extent expressly agreed to in its individual capacity thereunder.

                                   ARTICLE 10
                               GENERAL PROVISIONS

            SECTION 10.1. Binding Effect; Successors, Transferees and Assigns. This Custodial Agreement shall be binding upon the parties hereto, their respective successors, transferees and assigns, and shall inure to the benefit of and be enforceable by all parties hereto and their respective successors, transferees and permissible assigns.

            SECTION 10.2. Amendments. This Custodial Agreement may not be amended without the express written consent of the Custodian, the Indenture Trustee and the Trustee acting on behalf of each Trust.

            SECTION 10.3. Assignment of ING USA Funding Agreements. No assignment or purported assignment by collateral assignment, grant of security interest or similar action by, or on behalf of, any Trust of any ING USA Funding Agreement shall be recognized by the Custodian or be effective unless approved in writing by the Indenture Trustee.

            SECTION 10.4. Notices. All notices, requests and other communications under this Custodial Agreement shall be in writing (including bank wire, facsimile or similar writing) and shall be given to the relevant Person at its address or facsimile number set forth below or such other address or facsimile number as such Person may hereafter specify for such purpose by not less than 10 Business Days' prior notice to each other Person specified in this
Section 10.4. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 10.4, (b) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, or (c) if given by any other means, when delivered or received at the address specified in this Section 10.4.

            Such notices, requests and other communications shall be addressed, if to any of the Trusts, to:

            ING USA GLOBAL FUNDING TRUST [-]
            c/o U.S. Bank National Association, as Trustee
            Corporate Trust Services
            209 S. LaSalle Street, Suite 300
            Chicago, Illinois 60604
            Attention: Patricia Child, VP
            Facsimile: (312) 325-8905

            if to the Indenture Trustee, to:

            Citibank, N.A.
            388 Greenwich Street, 14th Floor
            New York, New York 10013
            Attention: Global Transaction Services-ING USA Global Funding Trust
            Telephone: (212) 816-5680
            Facsimile: (212) 816-5527

            if to the Trustee, to:

            U.S. Bank National Association
            Corporate Trust Services
            209 S. LaSalle Street, Suite 300
            Chicago, Illinois 60604
            Attention: Patricia Child, VP
            Facsimile: (312) 325-8905

            SECTION 10.5. Address of Custodian. The Custodian shall hold each ING USA Funding Agreement at the following address:

            US Bank Corporate Trust Services
            Vice President
            950 17th Street
            Denver, Colorado 80202
            Telephone: (303) 585-4591
            Facsimile: (303) 585-6865

            SECTION 10.6. Waiver of Certain Rights.

      (a) The Custodian hereby waives, relinquishes and releases any rights which it may have by way of contract or law, whether through exercise of a right of set-off, security interest, counterclaim or otherwise, to obtain any property or payment from, under or with respect to any ING USA Funding Agreement delivered to it hereunder.

      (b) With respect to each of the Trusts, the Indenture Trustee, in acting under or by virtue of this Custodial Agreement, shall be entitled to all the rights, authority, privileges and immunities it receives from the relevant Trust under the Indenture and such Trust hereby waives any of its rights hereunder that may contravene such rights, authority, privileges and immunities of the Indenture Trustee thereunder.

            SECTION 10.7. Provisions Separable. Any provision of this Custodial Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity or enforceability or legality of such provision in any other jurisdiction.

            SECTION 10.8. Governing Law. This Custodial Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law principles.

            SECTION 10.9. Waiver of Jury Trial. Each of the parties to this Custodial Agreement hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this or any related transaction.

            SECTION 10.10. Headings Not to Affect Interpretation. The headings contained in this Custodial Agreement are for convenience only, and they neither form a part of this Custodial Agreement nor are they to be used in the construction or interpretation hereof.

            SECTION 10.11. Counterparts. This Custodial Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be an original; provided, however, that such counterparts shall together constitute but one and the same instrument.

            SECTION 10.12. Acknowledgment of Multiple Roles. The parties expressly acknowledge and consent to U.S. Bank National Association acting in the capacity of Trustee of each Trust and in the capacity of Custodian with respect to each Funding Agreement that is pledged and assigned by each Trust to the Indenture Trustee. U.S. Bank National Association may, in such dual capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of any of its respective duties in its capacities as Custodian and/or Trustee. The parties hereto waive all defenses, claims or assertions against U.S. Bank National Association which are based on the foregoing.

            IN WITNESS WHEREOF, the parties have caused this Custodial Agreement to be duly executed by their respective authorized officers, as of the day and the year first above written.

                                              U.S. BANK NATIONAL
                                              ASSOCIATION, as Custodian

                                              By:______________________________
                                                 Name:
                                                 Title:

                                              CITIBANK, N.A., not in its
                                              individual capacity but solely as
                                              Indenture Trustee for the benefit
                                              of the holders of the Notes issued
                                              in connection with the Program

                                              By:______________________________
                                                 Name:
                                                 Title:

                                              U.S. BANK NATIONAL
                                              ASSOCIATION, not in its individual
                                              capacity, but solely as Trustee,
                                              on behalf of each Trust organized
                                              in connection with the Program

                                              By:_______________________________
                                                 Name:
                                                 Title:

                                                                       Exhibit A

             Certificate Regarding Custody of the Funding Agreement

In connection with the issuance of the Funding Agreement and the Assignment of Funding Agreement (set forth in Part IV of the Closing Instrument (as defined in the Omnibus Instrument)), the Custodian hereby represents that it has received delivery of the Funding Agreement and is holding the Funding Agreement for the benefit of the Indenture Trustee subject to the terms and conditions of the Custodial Agreement dated as of [-] among the Custodian, the Trustee and the Indenture Trustee and that the Funding Agreement is in the possession of the Custodian at the address below:

US Bank Corporate Trust Services
Vice President
950 17th Street
Denver, CO 80202

                                       U.S. Bank National Association, as
                                       Custodian

                                       By:__________________________________
                                          Name:
                                          Title:

                                       A-1